Exhibit 99.1

Investors Financial Services Corp. Achieves 21% Core Services and 33% Value-Added Services
Revenue Growth in 2006; Provides Full Year 2007 EPS Guidance

Contact:	John N. Spinney, Jr. (617) 937-3500 john.spinney@ibtco.com

BOSTON, MA, January 16, 2007 - Investors Financial Services Corp. (NASDAQ: IFIN) reported diluted earnings per share of $0.53 for the fourth quarter of 2006, compared to $0.60 in the fourth quarter of 2005.  Net income for the fourth quarter of 2006 was $35.7 million, compared to $39.5 million in the fourth quarter of 2005.  For the year ended December 31, 2006, the Company reported diluted earnings per share of $2.28, compared to $2.37 for the same period in 2005.  Net income for the year ended December 31, 2006 was $153.8 million, compared to $159.8 million for the same period in 2005.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, “We achieved impressive revenue growth in 2006 despite the challenging yield curve environment.   In 2006 revenue from core service fees grew 21% year-over-year while revenue from value-added service fees grew 33% year-over-year.  The infrastructure investments in new hires, technology and office space we aggressively implemented in 2006 to support future growth and continued customer satisfaction will be completed in the first half of 2007.”

Net operating revenue for the fourth quarter of 2006 grew 11% to $209.3 million from $188.2 million for the same period in 2005.  Revenue from core services such as global custody, multicurrency accounting, fund administration and middle office outsourcing rose to $122.3 million for the fourth quarter of 2006, up 21% from $101.4 million for the same period in the prior year.  Revenue from value-added services including foreign exchange, cash management, securities lending and investment advisory services rose to $42.0 million for the fourth quarter of 2006, up 2% from $41.1 million in the fourth quarter of 2005.  Net interest income of $43.3 million for the fourth quarter of 2006 represented a 1% increase from $42.7 million for the same period in 2005.  Operating expenses were $155.6 million for the fourth quarter of 2006, up 23% from $126.0 million for the same period in 2005.

Net operating revenue for the year ended December 31, 2006 grew 15% to $803.6 million from $696.0 million for the same period in 2005.  Revenue from core services rose to $453.6 million for the year ended December 31, 2006, up 21% from $375.6 million for the same period in the prior year.  Revenue from value-added services increased to $177.7 million for the year ended December 31, 2006, up 33% from $133.5 million for the year ended December 31, 2005.  Net interest income of $164.2 million for the year ended December 31, 2006 represented a 4% decrease from $170.4 million for the same period in 2005.  Securities gains were $2.5 million for the year ended December 31, 2006, compared to $12.4 million for the year ended December 31, 2005.  Operating expenses were $579.4 million for the year ended December 31, 2006, up 26% from $460.1 million for the same period in 2005.

Assets processed for clients totaled approximately $2.21 trillion at December 31, 2006, an increase of 8% compared to $2.04 trillion at September 30, 2006 and an increase of 23% compared to $1.79 trillion at December 31, 2005.

Today, the Company also announced that its Board of Directors declared an increase in the quarterly cash dividend on its common stock to $0.025 per share.  The dividend is payable February 15, 2007 to stockholders of record as of January 31, 2007.

For fiscal year 2007, net operating revenue is expected to grow approximately 15% to 18% compared to 2006.  Total operating expenses in 2007 are expected to grow approximately 21% to 24% compared to 2006, which reflects the addition of office space in 2007 and the full year impact of the 2006 investments in additional personnel, technology and office space to position the Company for future growth.  An effective tax rate of approximately 33.50% is anticipated for 2007.  The Company expects 2007 diluted earnings per share to be approximately $2.25 to $2.30.

Investors Financial Services Corp. will broadcast a conference call, via the Internet, tomorrow, on January 17, 2007 at 5:00 p.m. ET.  The call will be accessible on the Company’s home page at www.ibtco.com.  The conference call will also be available via telephone at 719-457-2653, confirmation code 8301249.  Recorded replays of the conference call will be available on the website and by dialing 719-457-0820, confirmation code 8301249.

Investors Financial Services Corp. provides services for a variety of financial asset managers including fund complexes, investment advisors, hedge funds, banks and insurance companies.  The Company’s wholly-owned subsidiary, Investors Bank & Trust Company, provides core services including global custody, multicurrency accounting, fund administration and middle office outsourcing, as well as value-added services including foreign exchange, cash management, securities lending and investment advisory services.  Offices are located in the United States, Canada, Cayman Islands, Ireland, the United Kingdom and Luxembourg.  Visit Investors Financial Services Corp. on the web at www.ibtco.com.

Forward-Looking Statements

This news release contains forward-looking statements (statements that are not historical facts) made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  These statements, including the Company’s statements regarding expected growth in net operating revenue, growth in total operating expenses, effective tax rate, diluted earnings per share and completion of our infrastructure investments in the first half of 2007 are subject to risks and uncertainties and are based upon certain assumptions and estimates that might not be realized.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the timing and amount of interest rate movements by the Federal Reserve, the shape of the yield curve, reinvestment spreads, the performance of global financial markets, client fund flows, the cost to renew client engagements and the Company’s ability to execute its stock repurchase plan, predict and manage its costs, attract and retain employees and sell its services to new and existing customers and retain existing customers.  Additional factors that could also affect actual results are set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s most recent Quarterly Report on Form 10-Q.

Investors Financial Services Corp.
Consolidated Statements of Income (unaudited)
(Dollars in thousands, except share data)

	For the Year Ended		For the Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Fees and Other Revenue:
Asset servicing fees:
Core service fees	$453,573	$375,596	$122,324	$101,446
Value-added service fees	177,667	133,463	42,024	41,093
Total asset servicing fees	631,240	509,059	164,348	142,539
Other operating income	5,691	4,081	1,637	1,657
Gain on sale of investments	2,523	12,397	—	1,274
Total fees and other revenue	639,454	525,537	165,985	145,470

Interest income	557,749	447,705	145,053	127,035
Interest expense	393,555	277,280	101,735	84,310
Net interest income	164,194	170,425	43,318	42,725
Net operating revenue	803,648	695,962	209,303	188,195
Operating Expenses:
Compensation and benefits	327,342	250,459	88,496	64,680
Technology and telecommunications	73,909	54,732	19,159	14,831
Transaction processing services	61,396	49,873	15,909	14,621
Occupancy	33,653	26,490	9,490	7,081
Depreciation and amortization	32,819	31,578	9,306	7,854
Professional fees	13,845	13,380	3,964	4,127
Travel and sales promotion	8,883	6,825	2,432	2,002
Insurance	3,929	4,219	985	935
Other operating expenses	23,578	22,553	5,850	9,819
Total operating expenses	579,354	460,109	155,591	125,950

Income Before Income Taxes	224,294	235,853	53,712	62,245

Provision for income taxes	70,491	76,035	17,994	22,734
Net Income	$153,803	$159,818	$35,718	$39,511
Basic Earnings Per Share	$2.34	$2.42	$0.54	$0.61
Diluted Earnings Per Share	$2.28	$2.37	$0.53	$0.60

Share Information (unaudited)

	For the Year Ended		For the Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Common stock outstanding	65,628,108	65,052,637	65,628,108	65,052,637
Weighted-average basic shares	65,730,456	66,139,323	65,740,259	64,978,937
Weighted-average diluted shares	67,493,081	67,473,804	67,132,111	66,003,565

Investors Financial Services Corp.
Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except share data)

	December 31,	December 31,
	2006	2005

Assets
Cash and due from banks	$92,776	$60,743
Interest-bearing deposits with other banks	23,189	18,894
Federal funds sold	300,000	—
Securities held to maturity (including securities pledged of $4,096,013 and $4,529,421 at December 31, 2006 and 2005, respectively) (approximate fair value of $5,508,788 and $6,725,729 at December 31, 2006 and 2005, respectively)	5,532,330	6,761,930
Securities available for sale (including securities pledged of $3,071,503 and $2,997,958 atDecember 31, 2006 and 2005, respectively)	4,799,740	4,369,720
Nonmarketable equity securities	40,054	51,251
Loans, less allowance for loan losses of $100 at December 31, 2006 and 2005	270,693	402,370
Accrued interest and fees receivable	134,748	119,583
Equipment and leasehold improvements, less accumulated depreciation of $64,290 and $59,156 at December 31, 2006 and 2005, respectively	113,287	69,401
Goodwill, net	79,969	79,969
Other assets	165,804	162,532
Total Assets	$11,552,590	$12,096,393

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$695,821	$537,558
Savings	4,924,735	4,224,908
Time	524,386	230,124
Total deposits	6,144,942	4,992,590

Securities sold under repurchase agreements	3,727,800	4,797,868
Short-term and other borrowings	517,051	1,356,649
Due to brokers for open trades payable	26,359	21,293
Junior subordinated deferrable interest debentures	24,774	24,774
Accrued taxes and other expenses	65,446	45,077
Other liabilities	100,721	85,284
Total liabilities	10,607,093	11,323,535

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued: none at December 31, 2006 and 2005)	—	—
Common stock, par value $0.01 (shares authorized: 175,000,000; issued: 68,523,129 and 67,177,306 at December 31, 2006 and 2005, respectively)	685	672
Surplus	334,929	286,265
Deferred compensation	—	(311)
Retained earnings	720,433	572,549
Accumulated other comprehensive loss, net	(7,755)	(13,369)
Treasury stock, at cost (2,895,021 and 2,124,669 shares at December 31, 2006 and 2005, respectively)	(102,795)	(72,948)
Total stockholders’ equity	945,497	772,858
Total Liabilities and Stockholders’ Equity	$11,552,590	$12,096,393

Investors Financial Services Corp.
Average Balance Sheets (unaudited)
(Dollars in thousands)

	Three Months Ended December 31, 2006			Three Months Ended December 31, 2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

Interest-earning assets:
Federal funds sold and interest-bearing deposits with other banks	$341,045	$4,490	5.27%	$92,739	$932	4.02%
Investment securities (1)
Mortgage-backed securities	8,182,386	105,960	5.18%	8,143,971	89,632	4.40%
Federal agency securities	1,738,112	20,876	4.80%	2,341,908	25,608	4.37%
State and political subdivisions	447,728	4,817	4.30%	455,081	5,111	4.49%
Other securities	193,314	2,976	6.16%	212,222	2,537	4.78%
Total investment securities	10,561,540	134,629	5.10%	11,153,182	122,888	4.41%
Loans	308,213	5,934	7.70%	305,279	3,215	4.21%
Total interest-earning assets	11,210,798	145,053	5.18%	11,551,200	127,035	4.40%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	640,416			787,923
Total assets	$11,851,114			$12,339,023

Interest-bearing liabilities:
Deposits:
Demand	$105,344	$1,235	4.69%	$84,472	$763	3.61%
Savings	5,082,713	49,916	3.93%	3,875,862	27,224	2.81%
Time	175,134	2,333	5.33%	53,498	547	4.09%
Securities sold under repurchase agreements	4,350,277	42,256	3.89%	5,043,733	39,585	3.14%
Junior subordinated debentures	24,774	605	9.77%	24,774	605	9.77%
Other borrowings	376,819	5,390	5.72%	1,523,913	15,586	4.09%
Total interest-bearing liabilities	10,115,061	101,735	4.02%	10,606,252	84,310	3.18%
Noninterest-bearing liabilities:
Demand deposits	303,277			357,210
Savings	94,824			67,249
Time deposits	252,445			185,924
Other liabilities	150,987			363,584
Total liabilities	10,916,594			11,580,219
Equity	934,520			758,804
Total liabilities and equity	$11,851,114			$12,339,023
Net interest income		$43,318			$42,725
Net interest margin (2)			1.55%			1.48%

Average interest rate spread (3)			1.16%			1.22%
Ratio of interest-earning assets to interest-bearing liabilities			110.83%			108.91%

(1)             Average yield/cost on available for sale securities is based on amortized cost.

(2)             Annualized net interest income divided by total interest-earning assets.

(3)             Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

Asset servicing fees by service lines (unaudited) (dollars in thousands):

	For the Year Ended		For the Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Core service fees:
Custody, accounting and administration	$453,573	$375,596	$122,324	$101,446

Value-added service fees:
Foreign exchange	80,957	62,107	15,806	21,057
Cash management	58,777	37,592	17,911	11,636
Securities lending	27,381	22,536	5,602	5,374
Investment advisory	7,464	8,442	1,902	2,253
Other service fees	3,088	2,786	803	773
Total value-added service fees	177,667	133,463	42,024	41,093

Total asset servicing fees	$631,240	$509,059	$164,348	$142,539

Change in net assets processed (unaudited) (dollars in billions):

	For the Year Ended	For the Three Months Ended
	December 31, 2006	December 31, 2006

Net assets processed, beginning of period	$1,793	$2,035
Change in net assets processed:
Sales to new clients	8	7
Further penetration of existing clients	29	4
Lost clients	(1)	—
Fund flows and market gain	383	166
Total change in net assets processed	419	177
Net assets processed, end of period	$2,212	$2,212